UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


      January 24, 2006                    333-101960
   Date of Report (Date of          Commission File Number
  earliest event reported)


                YUKON GOLD CORPORATION, INC.
   (Exact name of registrant as specified in its charter)


          Delaware                        52-2243048
(State or other jurisdiction           (I.R.S. Employer
     of incorporation or           Identification Number)
        organization)


                       347 Bay Street
                         Suite 408
                  Toronto, Ontario M5H 2R7
    (Address of Principal Executive Offices) (Zip Code)


                       (416) 865-9790
    (Registrant's telephone number, including area code)

Item 5.02   Departure of Directors or Principal Officers;
            Election of Directors; Appointment of
            Principal Officers.

     On January 17, 2006, the Company's Board accepted the resignation of Warren Holmes in his capacity as CEO. Mr. Holmes will continue to sit on the Board as Chairman. There were no disagreements between the Company and Mr. Holmes with respect to the Company's operations, policies or practices.

     Also on January 17, 2006, the Company's Board accepted the resignation of Brian Robertson in his capacity as President. Mr. Robertson stated that his resignation is due to other commitments and that he could no longer serve the Company. There were no disagreements between the Company and Mr. Robertson with respect to the Company's operations, policies or practices.

     On January 17, 2006 the Board appointed Kenneth Hill as CEO to fill the vacancy left by Mr. Holmes. Mr. Hill was also appointed as President to fill the vacancy left by Mr. Robertson. Mr. Hill is the founder of ProMin Consulting Associates Inc., a Canadian company that provides independent consulting and project management services to the global minerals industry. Prior to to his involvement with ProMin Consulting Associates Inc., Mr. Hill held senior positions involving mine design, mine development and mine operations with Inmet Mining Corp., Northgate Exploration Ltd., Dome Mines Ltd. (now Placer Dome Inc.) and J.S. Redpath Ltd. Mr. Hill is a registered professional engineer and graduated with a degree in Geological Engineering from the Michigan Technological University. He also holds a degree in Mining Technology from the Haileybury School of Mines. Mr. Hill has over forty years of experience in the mining industry and has been a director of the Company since December 15, 2004.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         YUKON GOLD CORPORATION, INC.


Date: January 24, 2006   By: /s/ Lisa Lacroix
                         Name:  Lisa Lacroix
                         Title:  Secretary